EXHIBIT 10.1

CONFLICT OF INTEREST

AGREEMENT AND POLICY

Policy on Conflicts of Interest and Disclosure of Certain Interests:

This conflict of interest policy is designed to help directors, officers, and employees of the GPods, Inc. identify situations that present potential conflicts of interest and to provide GPods, Inc. with a procedure that, if observed, will allow a transaction to be treated as valid and binding even though a director, officer, or employee has or may have a conflict of interest with respect to the transaction. In the event there is an inconsistency between the requirements and the procedures prescribed herein and those in federal or state law, the law shall control. All capitalized terms are defined in Part 2 of this policy.

1. Conflict of Interest Defined. For purposes of this policy, the following circumstances shall be deemed to create Conflicts of Interest:

A. Outside Interests.

(i) A Contract or Transaction between GPods, Inc. and a Responsible Person or Family Member.

(ii) A Contract or Transaction between GPods, Inc. and an entity in which a Responsible Person or Family Member has a Material Financial Interest or of which such person is a director, officer, agent, partner, associate, trustee, a personal representative, receiver, guardian, custodian, conservator, or other legal representative.

B. Outside Activities.

(i) A Responsible Person competing with GPods, Inc. in the rendering of services or in any other Contract or Transaction with a third party.

(ii) A Responsible Person’s having a Material Financial Interest in; or serving as a director, officer, employee, agent, partner, associate, trustee, personal representative, receiver, guardian, custodian, conservator, or other legal representative of, or consultant to; an entity or individual that competes with GPods, Inc. in the provision of services or in any other Contract or Transaction with a third party.

C. Gifts, Gratuities and Entertainment. A Responsible Person accepting gifts, entertainment, or other favors from any individual or entity that:

(i) does or is seeking business with, or is a competitor of GPods, Inc.; or

(ii) has received, is receiving or is seeking to receive a loan or grant, or to secure other financial commitments from GPods, Inc.; or

(iii) is a charitable organization; and

under circumstances where it might be inferred that such action was intended to influence or possibly would influence the Responsible Person in the performance of his or her duties. This does not preclude the acceptance of items of nominal or insignificant value or entertainment of nominal or insignificant value that are not related to any particular transaction or activity of GPods, Inc.

2. Definitions.

A. A Conflict of Interest is any circumstance described in Part 1 of this Policy.

B. A Responsible Person is any person serving as an officer, employee or member of the board of directors of GPods, Inc.

C. A Family Member is a spouse, domestic partner, parent, child, or spouse of a child, brother, sister, or spouse of a brother or sister, of a Responsible Person.

D. A Material Financial Interest in an entity is a financial interest of any kind that, in view of all the circumstances, is substantial enough that it would, or reasonably could, affect a Responsible Person’s or Family Member’s judgment with respect to transactions to which the entity is a party. This includes all forms of compensation. (The board may wish to establish an amount that it would consider to be a “material financial interest.”)

E. A Contract or Transaction is any agreement or relationship involving the sale of purchase of goods, services, or rights of any kind, the providing or receipt of a loan or grant, the establishment of any other type of pecuniary relationship or review of a charitable organization by GPods, Inc. The making of a gift to GPods, Inc. is not a Contract or Transaction.

3. Procedures.

A. Before board or committee action on a Contract or Transaction involving a Conflict of Interest, a director or committee member having a Conflict of Interest and who is in attendance at the meeting shall disclose all facts material to the Conflict of Interest. Such disclosure shall be reflected in the minutes of the meeting.

B. A director or committee member who plans not to attend a meeting at which he or she has reason to believe that the board or committee will act on a matter in which the person has a Conflict of Interest shall disclose to the chair of the meeting all facts material to the Conflict of Interest. The chair shall report the disclosure at the meeting and the disclosure shall be reflected in the minutes of the meeting.

C. A person who has a Conflict of Interest shall not participate in or be permitted to hear the boards or committee’s discussion of the matter except to disclose material facts and to respond to questions. Such person shall not attempt to exert his or her personal influence with respect to the matter, either at or outside the meeting.

D. A person who has a Conflict of Interest with respect to a Contract or Transaction that will be voted on at a meeting shall not be counted in determining the presence of a quorum for purposes of the vote. The person having a conflict of interest may not vote on the Contract or Transaction and shall not be present in the meeting room when the vote is taken, unless the vote is by secret ballot. Such person’s ineligibility to vote shall be reflected in the minutes of the meeting. For purposes of this paragraph, a member of the board of directors of GPods, Inc. has a Conflict of Interest when he or she stands for election as an officer or for re-election as member of the board of directors.

E. Responsible Persons who are not members of the board of directors of GPods, Inc. or who have a Conflict of Interest with respect to a Contract or Transaction that is not the subject of board or committee action, shall disclose to the Chair or the Chair’s designee any Conflict of Interest that such Responsible Person has with respect to a Contract or Transaction. Such disclosure shall be made as soon as the Conflict of Interest is known to the Responsible Person. The Responsible Person shall refrain from any action that may affect GPods, Inc.’s participation in such Contract or Transaction.

In the event it is not entirely clear that a Conflict of Interest exists, the individual with the potential conflict shall disclose the circumstances to the Chair or the Chair’s designee, who shall determine whether there exists a Conflict of Interest that is subject to this policy.

4. Confidentiality.

Each Responsible Person shall exercise care not to disclose confidential information acquired in connection with such status or information the disclosure of which might be adverse to the interests of GPods, Inc. Furthermore, a Responsible Person shall not disclose or use information relating to the business of GPods, Inc. for the personal profit or advantage of the Responsible Person or a Family Member.

5. Review of Policy.

A. Each new Responsible Person shall be required to review a copy of this Policy and to acknowledge in writing that he or she has done so.

B. Each new Responsible Person shall annually complete a disclosure from identifying any relationships, positions, or circumstances in which the Responsible Person is involved that he or she believes could contribute to a Conflict of Interest arising. Such relationships, positions, or circumstance might include service as a director of or consultant to a not-for-profit organization, or ownership of a business that might provide goods or services to GPods, Inc. Any such information regarding business interests of a Responsible Person or a Family Member shall be treated as confidential and shall generally be made available only to the Chair, the Executive Director, and any committee appointed to address Conflicts of Interests, except to the extent additional disclosure is necessary in connection with the implementation of this Policy.

C. This policy shall be reviewed annually by each member of the board of directors. Any changes to the policy shall be communicated immediately to all Responsible Persons.

-Remainder of this page left blank-

GPods, Inc.

Conflict of Interest Information Form

Name: /s/Robert Dolan Date: May 5, 2017

Please describe below any relationships, positions, or circumstances in which you are involved that you believe could contribute to a Conflict of Interest (as defined in GPods, Inc.’s Policy on Conflict of Interest) arising.

None applicable

I hereby certify that the information set forth above is true and complete to the best of my knowledge. I have reviewed, and agree to abide by, the Policy of Conflict of Interest of GPods, Inc. that is currently in effect.

Name: /s/Robert Dolan Date: May 5, 2017